Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated 19 April 2012, in the Registration Statement (Form F-1 No. 333-00000) and related Prospectus of GFI Software S.A. dated 2 November 2012.

/s/ Ernst & Young Malta Limited

Ernst & Young Malta Limited
Msida

2 November 2012